AMENDMENT NO.1 TO
                         EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of September 3, 1997 (the "Effective Date"), by and between ICCE, Inc., a Georgia corporation, (the "Company"), and Timothy Mann, Jr., an individual resident of Georgia ("Executive").

     WHEREAS, Executive is an executive officer and shareholder of the Company; and

     WHEREAS, Executive and the Company entered into that certain Employment Agreement dated as of March 12, 1997 (the "Agreement"); and

     NOW, THEREFORE, for $10.00 in hand paid by the Company to Executive and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and the Company including, without limitation, the promises and covenants of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                              ARTICLE I

                             AMENDMENT TO
                         EMPLOYMENT AGREEMENT


     Title. The Executive's title is hereby changed from Chief Financial Officer and General Counsel to Executive Vice President. All other provisions of the Employment Agreement shall remain the same.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


"Company"                     "Executive"
ICCE, Inc.

By:/s/ Mark E. Strassman      /s/ Timothy Mann, Jr.
  Signature                   Timothy Mann, Jr.

Mark Strassman
Print Name

President
Title